FOR LOW DURATION FUND


For filing period ended November 30, 1995                           Exhibit 77M
File number 811-4040

The Combined Proxy Statement and Prospectus (the "Proxy Statement") included in the Registrant's Registration Statement on Form N-14 filed with the Securities and Exchange Commission through EDGAR on September 19, 1995, (Accession No. :
0000889812-95-000519), is incorporated herein by reference in response to this Sub-Item. The transaction described in the Proxy Statement was consummated on October 20, 1995. Pursuant to state law, no vote of the Registrant's shareholders was required. Actions required by applicable state law, such as the registration of additional shares of the Registrant under certain Blue Sky laws, either have been or will be effected in accordance with such laws. Another registered investment company party to the transaction, Mitchell Hutchins/Kidder, Peabody Adjustable Rate Government Fund, described in the Proxy Statement was a series of Mitchell Hutchins/Kidder, Peabody Investment Trust, the other series or portfolios of which continue to exist; therefore, Mitchell Hutchins/Kidder, Peabody Investment Trust, does not intend to deregister with the Commission pursuant to the Investment Company Act of 1940, as amended.


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FOR U.S. GOVERNMENT INCOME FUND


For filing period ended November 30, 1995                            Exhibit 77M
File number 811-4040

The Combined Proxy Statement and Prospectus (the "Proxy Statement") included in the Registrant's Registration Statement on Form N-14 filed with the Securities and Exchange Commission through EDGAR on September 20, 1995 (Accession No. :
0000950136-95-000305), is incorporated herein by reference in response to this Sub-Item. The transaction described in the Proxy Statement was consummated on October 20, 1995. Pursuant to state law, no vote of the Registrant's shareholders was required. Actions required by applicable state law, such as the registration of additional shares of the Registrant under certain Blue Sky laws, either have been or will be effected in accordance with such laws. Another registered investment company party to the transaction, Mitchell Hutchins/Kidder, Peabody Government Income Fund Inc., described in the Proxy Statement intends to deregister with the Commission under the Investment Company Act of 1940, as amended ("1940 Act"). Another registered investment company party to the transaction, Mitchell Hutchins/Kidder, Peabody Intermediate Fixed Income Fund, described in the Proxy Statement was a series of Mitchell Hutchins/Kidder, Peabody Investment Trust;, the other series or portfolios of which continue to exist; therefore, Mitchell Hutchins/Kidder, Peabody Investment Trust, does not intend to deregister with the Commission pursuant to the Investment Company Act of 1940, as amended.